Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Post-Effective Amendment No. 4 to Registration Statement (333-192852) on Form S-1 of American Energy Capital Partners- Energy Recovery Program, LP of

(i)	our report dated March 20, 2015, relating to our audit of the consolidated financial statements of American Energy Capital Partners – Energy Recovery Program, LP and subsidiary (collectively, the “Partnership”) for the year ended December 31, 2014, appearing in the Prospectus, which is a part of such Registration Statement; and

(ii)	our report dated April 28, 2015, relating to our audit of the consolidated financial statements of American Energy Capital Partners GP, LLC and subsidiaries (collectively, the “Company”) for the year then ended December 31, 2014 and for the period from October 30, 2013 (inception) through December 31, 2013, appearing in the Prospectus, which is a part of such Registration Statement.

 We also consent to the references to our firm under the captions “Selected Consolidated Financial Data” and “Experts” in such Prospectus.

/s/ Hein & Associates LLP

Dallas, Texas

April 28, 2015